CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release ("**Agreement**") is entered into by and between Cynthia A. Downes ("**Employee**") and Versar, Inc. ("**Versar**" or the "**Company**"). The parties to this Agreement are hereafter referred to as "**Parties**."

In consideration of the mutual covenants, agreements and representations contained herein, the adequacy of which is hereby acknowledged, the Parties hereto expressly and intentionally bind themselves as follows:

1. **Termination of Employment.** The Parties agree that the Employee's employment with the Company shall terminate on June 1, 2017, which is also known as the "**Separation Date**". The Employee will be paid Employee's earned compensation through and including the Separation Date, less any applicable taxes and deductions.

2. **Severance and Other Benefits.**

(a) In consideration for the Employee's execution of this Agreement and without conceding any obligation by the Company to do so, the Company will provide the Employee a severance payment in an amount equivalent to forty (40) weeks of the Employee's current base salary, less any withholding and other taxes required by law ("**Severance**"), such payment shall be made in a lump sum in accordance with Versar's regular payroll schedule. Employee further acknowledges and agrees that this Severance payment is in excess of any and all claims for salary, personal leave time or any other form of compensation. In addition, the Company will pay for Employee's use of an outplacement service of Employee's choice for a period of three (3) months at a total cost not to exceed $5,000.00.

(b) Except as provided in this Agreement or as otherwise required under the terms of an applicable employee benefit plan, Employee agrees and acknowledges that Employee's participation in any 401(k) Plan, short-term and long-term disability plans, or any other benefit plans made available to Employee as a Versar employee, will terminate on the Separation Date.

(c) Subject to the provisions of Section 2(a) above, Employee's participation, if any, in the Versar medical, dental, vision and other insurance plans shall cease as of the Separation Date or as otherwise required under the terms of an applicable employee benefit plan unless, to the extent that Employee is eligible, Employee timely elects to receive certain qualified benefits pursuant to the provisions of COBRA for Employee and/or any qualifying beneficiaries.

(d) Except as otherwise provided in this Agreement, Employee waives any right of participation in, or additional benefits under, the employee benefit, fringe benefit and compensation plans of Versar with respect to any period after the Separation Date.

3. **Unused and Accrued Paid Time Off.** The Employee shall be paid, consistent with Policy 3.2 regarding Personal Time Off, any accrued PTO hours up to a total of 200 hours, less any applicable taxes and deductions. Such payments shall be made in accordance with Versar's regular payroll schedule.

4. **Employee's Acknowledgements.** The Employee acknowledges and agrees that once any payments are made according to this Agreement: (a) Employee has received all compensation, wages, bonuses, commissions, vacation pay and benefits to which Employee may be entitled, and no other compensation, wages, bonuses, commissions, vacation pay and benefits are due; (b) Employee has not suffered any on-the-job injury for which Employee has not already filed a claim; and (c) nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by the Company or its officers, directors, employees or agents.

5. **Return of Property.** The Employee hereby certifies that Employee has returned or will return with this executed Agreement all Company property, including but not limited to laptops or other computers, mobile phones, cardkey passes, door and file keys, instructional manuals, and other physical, personal or intellectual property that the Employee received in connection with Employee's employment with the Company. The Employee shall not retain any copies, duplicates, reproductions or excerpts thereof.

6. **Confidential Information**.

(a) "**Confidential Information**" means any information that Employee learned or developed during the course of employment with the Company that is not generally known to the public. Such information shall remain the exclusive property of the Company and includes, but is not limited to, designs, ideas, strategies, forecasts, sales, notes, information about new or future products or services, marketing plans and goals, business plans, pricing or financial information, personnel matters, manuals, supplier information, legal and regulatory information and materials (and all materials prepared by Employee containing or based upon any such information), lists of (and other information relating to) any client, management systems, computer software and programs, technological systems and developments, and means of accessing confidential information which provides the Company with a competitive advantage. Confidential Information also includes information of any third parties regarding which the Company has accepted obligations of confidentiality. Confidential Information shall not include information which is or becomes publicly available on or after the date of disclosure to Employee, except as a direct result of a breach of this Agreement by Employee.

(b) The Employee agrees that Employee will not, directly or indirectly, disclose or otherwise use any Confidential Information without prior authorization from Company, whether or not such information is in written or other tangible form. This Section shall not apply to Employee responses that may be required by proper governmental or judicial inquiry.

GP

7. **Non-Compete/Non-Solicitation.**

(a) During the "Non-Competition Period", the Employee shall not directly or indirectly (i) employ or solicit for employment, or assist in any way in solicitation for employment, any person employed by the Company then or at any time within the preceding eighteen (18) months with whom Employee had direct contact and/or about whom Employee obtained Confidential Information, during Employee's employment with the Company; (ii) solicit, or assist in any way in the solicitation of business from any Clients or Potential Clients about whom Employee obtained Confidential Information, either for the Employee's own benefit or the benefit of anyone other than the Company, unless the business being solicited is not competitive with the services or products provided by the Company; or (iii) induce or attempt to induce any of the Company's Clients or Potential Clients to reduce their purchase of services or products from the Company or to cease having the Company provide services or prospective services or having the Company develop products or prospective products for any such Client or Potential Client.

(b) For purposes of this Agreement, the term "**Non-Competition Period**" means the six (6) month period following the execution of this Agreement.

(c) "**Client**" means a person or entity to whom the Company has provided services and/or contracted to provide services within the preceding eighteen (18) months from the execution of this Agreement and: (i) about whom Employee obtained any Confidential Information during and in connection with Employee's employment with the Company or (ii) with whom Employee had direct contact on behalf of the Company in connection with the specific services provided to such person or entity by the Company.

(d) "**Potential Client**" means a person or entity that the Company has solicited for the purpose of obtaining new Business within the preceding eighteen (18) months from the execution of this Agreement and: (i) about whom Employee obtained any Confidential Information during and in connection with Employee's employment with the Company or (ii) with whom Employee had direct contact in connection with any efforts by the Company to solicit such person or entity for purposes of obtaining new Business within the preceding eighteen (18) months.

(e) "**Business**" means the business currently conducted by the Company at the time of the execution of this Agreement.

It is not the intention of the Company to interfere with the employment opportunities of former employees except in those situations, described above, in which such employment would conflict with the legitimate interests of the Company.

8. **Release and Agreement Not to Sue.** In exchange for the Severance, the Employee hereby agrees as follows:

(a) Except as otherwise provided in this section, the Employee hereby releases the Company and all related entities, including but not limited to current and former managers, employees, parents, affiliates, subsidiaries, officers, directors, stockholders, trustees, agents, representatives, administrators, attorneys, insurers, fiduciaries, predecessors, successors and assigns, in their individual and/or representative capacities (hereinafter collectively referred to as the "**Released Parties**"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims and demands of any kind whatsoever, including Change of Control Severance Agreement between Company and Employee dated September 8, 2011, as amended ("**Claims**") that Employee, or Employee's heirs, executors, administrators, successors and assigns ever had, now have or may have against the Released Parties, whether known or unknown, and whether asserted or unasserted, (i) by reason of Employee's employment and/or cessation of employment with the Company, (ii) Employee's eligibility for severance, or (iii) otherwise involving facts which occurred on or prior to the date that this Agreement is signed by the Parties. The Employee agrees that such released Claims include, without limitation, any and all Claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1871, the Civil Rights Act of 1991, the Equal Pay Act, the Rehabilitation Act of 1973, the Civil Rights Act 1866, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers' Benefit Protection Act of 1990, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974 (including, without limitation, any claim for severance pay), any state Human Rights Law and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or discrimination in employment including, but not limited to, discrimination based on sex, sexual orientation, race, national origin, religion, disability, veteran status, or age; any and all Claims under state contract or tort law; and any and all Claims for attorneys' fees and costs. Notwithstanding the foregoing, this release does not cover any claims that cannot be waived by law, nor does this release interfere with or waive the Employee's right to enforce this Agreement in a court of competent jurisdiction;

(b) The Employee agrees, to the fullest extent permitted by law, that Employee will not bring or participate in any lawsuits or claims against any Released Party for any released Claim. Notwithstanding the foregoing, this covenant not to sue does not preclude the Employee from filing a civil action or administrative proceeding under the Age Discrimination in Employment Act of 1967 or any statute that prohibits such a covenant not to sue. This Agreement shall also not be construed to prohibit the Employee from participating in any investigation or proceedings conducted by a government agency; however, the Employee agrees that Employee is waiving Employee's right to monetary recovery should any federal, state or local administrative agency pursue any claims on Employee's behalf arising out of or relating to Employee's employment with and/or separation from the Company; and

(c) Nothing contained in this Agreement shall be deemed to preclude the Employee from providing truthful testimony or information pursuant to a valid court order or similar legal process; provided however, that prior to making any such disclosure, Employee shall promptly notify the Company of such request or requirement so that the Company, if it so chooses, will have sufficient opportunity to seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order or other appropriate relief.

(d) It is acknowledged and agreed that this release is a GENERAL RELEASE to be construed in the broadest possible manner consistent with applicable law. The Employee hereby acknowledges and agrees that by signing this Agreement, Employee is signing this General Release.

9. **No Admission of Liability.** The Company is providing the Employee with the Severance described in this Agreement solely to ease the impact of Employee's separation from employment with the Company. The fact that the Company is offering the Severance to the Employee should not be understood as nor is it intended to be an admission that the Company, any of its related entities or any Released Party has violated the Employee's rights (or the rights of anyone else) in any manner whatsoever.

10. **Confidentiality.** In exchange for the Severance and releases contained herein, the Parties will not, unless required by law or otherwise allowed under this Agreement, disclose to anyone any information regarding the following: the existence and the substance of this Agreement, the benefits being paid under it, or the fact of such payment, except that the Parties may disclose this information to their attorneys, accountants or other professional advisors to whom they must make the disclosure in order for them to render professional services. The Parties will instruct all such persons, however, to maintain the confidentiality of this information.

11. **Non-Disparagement.** In exchange for the Severance and releases contained herein, the Parties agree that they will not, unless required by law or otherwise allowed under this Agreement, make any disparaging statements, observations or opinions (whether oral or written) (collectively "**Statements**"), including but not limited to, Statements to the Company's employees, clients, customers, contractors or any other party, that disparage the reputation of the Company, its current and former managers, employees, directors, officers, representatives and affiliated persons and entities. Breach of this provision by either party shall be considered material. The Employee's breach shall give rise to an obligation by Employee to repay to the Company the Severance identified in Section 2 of this Agreement as liquidated damages.

12. **Injunctive Relief.** In the event that the Employee breaches any obligations under this Agreement, or as otherwise imposed by law, the Company may seek injunctive relief and to obtain all other relief provided by law or equity.

13. **Governing Law and Jurisdiction.** This Agreement shall be governed by the laws of the Commonwealth of Virginia, and the Employee and the Company hereby submit

to and agree that the exclusive jurisdiction for any suit, action or proceeding involving this Agreement will be in the United States District Court for the Eastern District of Virginia or any local court located in the Commonwealth of Virginia.

14. **Entire Agreement.** This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, and any employment agreement that may have existed between the Parties is hereby terminated. By executing this Agreement, the Parties agree and acknowledge that except for the Severance described in this Agreement, neither Party shall be entitled to any further consideration from the other. This Agreement may not be changed orally but may be changed only in writing signed by all the Parties. All agreements and obligations made and undertaken by the Parties pursuant to the Agreement apply to and bind the Parties and each and all of its or Employee's heirs, assigns, agents, attorneys, and/or representatives.

15. **Counterparts.** This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute but one and the same Agreement.

16. **Severability.** Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. Should any part of this Agreement be found invalid, illegal, or otherwise unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17. **Taxes.** The Employee shall pay federal and state taxes, if any, that are required by law to be paid by Employee with respect to any Severance or other payments received from the Company. The Employee further agrees to indemnify the Company for all claims and demands made on the Company, plus its reasonable attorneys' fees and costs incurred, insofar as any of such matters are attributable to any tax obligation of the Employee.

18. **Advice of Counsel.** The Employee acknowledges that Employee has been advised that Employee has the right to be represented by counsel. The Employee acknowledges that the decision to sign this Agreement is Employee's alone and that Employee acknowledges and agrees that the Company is under no obligation other than those imposed by this Agreement, and that Employee has entered into this Agreement and executed releases herein freely and voluntarily.

19. **Waiver.** The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation and shall not be deemed a waiver of any subsequent breach.

20. **Right to Revoke.** Pursuant to the Age Discrimination in Employment Act ("ADEA"), the Employee has up to twenty-one (21) calendar days after the Separation Date to decide whether or not to sign this Agreement. The Employee

agrees that if Employee decides not to take all that time that Employee's reasons for doing so are entirely personal and not due to any pressure by Company. The Employee's signature on this Agreement constitutes an express waiver of the 21-day period if Employee signs it before the 21-day period expires. The Company's offer of Severance in this Agreement is automatically revoked if the Employee has not signed the Agreement and returned it to the Company's Vice President of Human Resources within this 21-day period. In order to exercise Employee's right to revoke the waiver of his ADEA claims, the Employee must provide written notice to Versar, c/o Alessandria Albers, Vice President of Human Resources, 6850 Versar Center, Springfield, VA, 22151, no later than 5:00 p.m. on the seventh day following Employee's execution of the Agreement. The Employee agrees that, if Employee revokes this Agreement, it will not be effective or enforceable and Employee will not receive the consideration contemplated under this Agreement. The Agreement will become effective on the eighth calendar day after the Employee signs and does not revoke according to this provision.

VERSAR, INC.

By: [signature] Digitally signed by Alessandria (Sandy) Albers Date: 2017.06.12 12:56:38 -04'00'

Alessandria Albers
Vice President, Human Resources

BY SIGNING THIS AGREEMENT, I ACKNOWLEDGE (i) THAT I HAVE NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT; (ii) THAT I HAVE HAD AN OPPORTUNITY TO CONSIDER ALL OF THE TERMS OF THIS AGREEMENT WITH COUNSEL OF MY CHOICE; (iii) THAT I HAVE READ THIS AGREEMENT IN ITS ENTIRETY AND UNDERSTAND THE TERMS OF THE AGREEMENT; AND (iv) THAT I VOLUNTARILY AGREE TO THEM.

Agreed to this 10TH day of JUNE, 2017.

Cynthia A. Downes

Signed: [signature]